Exhibit 23 (j)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 35 to Registration Statement No. 2-93177 on Form N-1A of Oppenheimer Variable Account Funds of our reports dated January 24, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses and "Independent Auditors" appearing in the Statement of Additional Information, which are also a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Denver, Colorado
April 24, 2000